UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2015

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2015, the Board of Directors of the Company amended and restated the Company’s bylaws, effective immediately.  The amendments include, among other changes, the addition of a proxy access provision and an “exclusive forum” provision for certain types of litigation, as described below.

The amended and restated bylaws provide that, subject to the eligibility, procedural and disclosure requirements set forth in the bylaws, a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least 3 years, can require the Company to include in its proxy materials for an annual meeting director nominations for up to 20% of the number of seats on the board of directors before the nomination, rounding down to nearest whole number, but not less than two nominees.  Two or more funds that are part of the same family of funds under common management and investment control count as one stockholder for purposes of determining whether a group of stockholders exceeds 20.

The amended and restated bylaws also provide that, unless the Company otherwise consents, certain types of litigation must be brought in the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.  The types of litigation covered by this provision include  (i) a derivative lawsuit; (ii) an action asserting breach of duty by a director, officer or employee; (iii) an action pursuant to any provision of the Maryland General Corporation Law or the charter or bylaws of the Company; and (iv) an action asserting a claim governed by the internal affairs doctrine.

The foregoing summary is qualified in its entirety by reference to the amended and restated bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of AvalonBay Communities, Inc., dated November 12, 2015 (redlined to show amendments from the prior version).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

November 13, 2015
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of AvalonBay Communities, Inc., dated November 12, 2015.